Exhibit 10.2

EXHIBIT A – FORM OF NOTE

INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED HEREUNDER AND PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

JERRICK MEDIA HOLDINGS, INC.

10.0% CONVERTIBLE PROMISSORY NOTE

Englewood, NJ
Date: __________

No. JMDA-CN-2016- ___

THIS CONVERTIBLE PROMISSORY NOTE (this “Note”) is one of a duly authorized issue of promissory notes of JERRICK MEDIA HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Nevada having its principal address at 202 South Dean Street, Englewood, New Jersey 07631 (the “Company”), designated as its 10.0% Convertible Promissory Notes in the aggregate principal amount not exceeding Five Hundred Thousand Dollars ($500,000) (the “Notes”). The Notes will be issued under and pursuant to the terms and provisions of a Subscription Agreement of even date herewith (the “Subscription Agreement”) entered into by the Company with the original purchaser therein who is referred to in this Note as the original holder (the “Original Holder”). This Note is subject to all of the terms and provisions of the Subscription Agreement, to which reference is hereby made for the terms and provisions thereof.

FOR VALUE RECEIVED, the Company promises to pay to ___________________________ , or permitted assigns (the “Holder”), the principal sum of U.S. $______________ on _________, 2017 (the “Maturity Date”), and to pay interest on the principal sum outstanding under this Note (the “Outstanding Principal Amount”), at the rate of 10.0% per annum due and payable semi-annually in arrears on the 1st day of April and November of each year (each an “Interest Payment Date”), with the first such payment due on April 1, 2017, subject to Section 1 hereof. Accrual of interest shall commence on the first day to occur after the date hereof and shall continue until payment in full of the Outstanding Principal Amount and all interest hereunder has been made. The principal of and interest on this Note are payable in such coin or currency of the United States of America as of the time of payment is legal tender for payment of public and private debts, provided, however, that in lieu of paying such interest in coin or currency, the Company may, at its option (the “Stock Issuance Option”), pay interest on this Note, for any Interest Payment Date, by issuing to the Holder that number of shares of common stock, par value $.001 per share, (the “Common Stock”) of the Company (such shares of Common Stock, the “Interest Shares”) equal to the amount of the interest payable for such Interest Payment Date divided by the lesser of (the “Interest Option Share Price”) (i) the Conversion Price and (ii) the VWAP (as defined below) for a share of Common Stock, as reported by Bloomberg LP, over the 20 trading days prior to the Interest Payment Date. If the Company exercises the Stock Issuance Option, then the Company shall (a) provide a statement to the Holder in the form of Exhibit 1 hereto (the “Stock Option Issuance Statement”) on or before the Interest Payment Date and (b) promptly (but in no event later than 30 days after providing the Stock Option Issuance Statement) issue a stock certificate to the Holder for the Interest Shares. The Company may not exercise the Stock Issuance Option unless, on the Interest Payment Date (a) the Company is not in default of any obligation owed to the Note holders, (b) the Company’s Common Stock is registered under Section 12(b) or (g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Company has no reason to believe that its Common Stock will be deregistered therefrom, and (c) the Company is current in its reporting requirements under the Exchange Act.

This Note is subject to the following additional provisions:

1.       Payment.

(a)       Interest. Payment of interest on this Note, including any default interest, shall be made to the Holder on or before the close of business on the Interest Payment Date (or if the Interest Payment Date is not a Business Day, then the first Business Day after the Interest Payment Date) in the year of the relevant payment dates, and shall be deemed made when mailed to his address as last reported to the Company. Where required, calculations and respective interest on this Note will be made on the basis of a 360 day year consisting of 12 months, 30 days each and, in the case of an uncompleted month, the actual number of days elapsed. In the event that this Note is converted into Common Stock as provided in Section 5 hereof, interest will be paid up to but not including the date of the Company’s receipt of the Forced Conversion Notice (defined below).

(b)       Principal. Payment of the full Outstanding Principal Amount of this Note shall be made on the Maturity Date (or if the Maturity Date is not a Business Day, then the first Business Day after the Maturity Date) to the Holder at his address as last reported to the Company and shall be deemed made when received.

2.       Prepayment. The Company may not prepay any portion of the Outstanding Principal Amount of this Note.

3.       Ranking. The Notes are unsecured and shall rank senior to all new unsecured indebtedness of the Company.

4.       Conversion.

(a)       Voluntary Conversion by Holder. The Outstanding Principal Amount of this Note may be converted at any time and from time to time in whole or in part, at the option of the Holder, into shares of Common Stock. If this Note is called for prepayment, the Holder may convert it at any time before the close of business on the fifth business day prior to the prepayment date.

(b)        Conversion of this Note at the Option of the Company. The Company shall have the right to convert up to 20% of the original principal amount of this Note into shares of Common Stock upon thirty days prior written notice thereof to the Holder (the “Forced Conversion Notice”), provided, that each of the following conditions is satisfied: (i) the shares of Common Stock to be issued by the Company are freely tradable either because such shares are registered pursuant to an effective registration statement or are eligible for resale pursuant to Rule 144 and the Company has taken all necessary action to ensure such shares are eligible for resale pursuant to Rule 144, (ii) the VWAP exceeds $1.25 per share, and (iii) the 20 day average daily volume exceeds $100,000. The Company may issue a subsequent Forced Conversion Notice only after the expiration of a period of thirty (30) days from the thirty (30) day notice period for the prior Forced Conversion Notice, and may continue to issue Forced Conversion Notices in accordance herewith until all principal under this Note is converted. As used herein “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the primary national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) (or, if such market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined in good faith by the Company and the Agent designated by the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(c)       Manner of Conversion and Conversion Price. The initial conversion price shall be equal to $0.30 per share of Common Stock (the “Conversion Price”). To determine the number of shares of Common Stock issuable upon conversion of this Note, divide the Outstanding Principal Amount to be converted (which shall include all accrued interest, if any) by the Conversion Price in effect on the conversion date. To convert this Note, the Holder must (1) complete and sign the conversion notice in the form of Exhibit 2 hereto (the “Conversion Notice”), (2) surrender this Note to the Company, (3) furnish appropriate endorsements and transfer documents if required by the Company, and (4) pay any transfer or similar tax if required. The Holder may convert a portion of this Note if the portion is $1,000 or an integral multiple of $1,000.

(d)       Fractional Shares. No fractional shares shall be issued upon conversion of this Note. In place of a fractional share, the Company shall pay the holder of this Note an amount in cash equal to the product of such fraction and the Conversion Price.

(e)       Adjustment for Stock Dividends and Stock Splits. If the Company:

(i)       pays a stock dividend or makes a distribution on its outstanding shares of Common Stock in shares of its Common Stock;

(ii)      subdivides its outstanding shares of Common Stock into a greater number of shares; or

(iii)     combines its outstanding shares of Common Stock into a smaller number of shares;

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that upon conversion the Holder may receive the number of shares of capital stock of the Company which the Holder would have owned immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a stock dividend or distribution and immediately after the effective date in the case of a subdivision or combination. If after an adjustment a Holder upon conversion may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the conversion privilege and the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subsection.

(f)       Reorganization, Reclassification, Consolidation, Merger or Sale. In the case of any reclassification, capital reorganization, consolidation, merger, sale of all or substantially all of the assets of the Company to another person or any other change in the Common Stock of the Company, other than as a result of a subdivision, combination, or stock dividend provided for in sub-clause (e) hereof (any of which, a “Change Event”), then lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, such that the Holder shall have the right at any time prior to the expiration of this Note to purchase, at a total price equal to that payable upon the exercise of this Note (subject to the adjustment of the Conversion Price as provided in this Section), the kind and amount of shares of stock or other securities and property receivable in connection with such Change Event by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such Change Event. Appropriate adjustments shall also be made to the Conversion Price, but the aggregate Conversion Price shall remain the same. Notwithstanding anything to the contrary contained herein, with respect to any Change Event, the Holder shall have the right to elect prior to the consummation of such event or transaction to give effect to the exercise its right to convert into Common Stock and receive the securities and other consideration issued to holder of Common Stock in the Change Event in lieu of giving effect to the provisions of this Section.

(g)       When Adjustment May be Deferred. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(h)       Voluntary Reduction. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period, provided, that (a) such reduction is accomplished so as to comply with then applicable SEC rules, regulations and policies and (b) in no event may the Conversion Price be less than the par value of a share of Common Stock.

(i)        Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment.

(j)       Share Adjustment. Until the Expiration Date, if the Company shall issue any Common Stock, except for Excepted Issuances (as defined below), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Purchase Price shall be reduced to such other lower price for then outstanding Notes. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the of the above-described security, debt instrument, warrant, right, or option if such security or debt instrument may be converted or exercised at a price lower than the Purchase Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon any actual, permitted, optional, or allowed such issuance. Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock. Excepted Issuances means: (i) the Company’s issuance of Common Stock in full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to employee stock option plans, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant and (v) issuance of Common Stock as a result of the exercise of this Warrant. “Additional Common Shares” means all Common Stock (including reissued shares) Issued after the date hereof.

5.       Events of Default. If one or more of the following events shall occur (each an “Event of Default”):

(a)       the nonpayment of any Outstanding Principal Amount, interest or other payment under this Note when the same shall become due and payable;

(b)       a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or Subsidiary (as hereinafter defined) of the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary, which default shall constitute a failure to pay any portion of interest or principal when due after any applicable grace period or shall have resulted in such indebtedness becoming or being declared due and payable without such indebtedness having been discharged or such acceleration having been rescinded or annulled, provided, that, the aggregate indebtedness in default under this clause (b) is in excess of $500,000. For purposes of this Note, “Subsidiary” means any entity of which at least a majority of capital stock (or equivalent) having ordinary voting power in the election of directors or other governing body of such entity is owned by the Company directly or indirectly through one or more subsidiaries;

(c)       a final judgment or final judgments for the payment of money are entered by a court of competent jurisdiction against the Company or any Subsidiary which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) or 30 days after the date on which the right to appeal has expired, provided, that, the aggregate of all such judgments exceeds $500,000;

(d)       (i) the Company or any significant Subsidiary shall file a petition under any bankruptcy, insolvency or similar law, or make an assignment for the benefit of its creditors, or shall consent to or acquiesce in the appointment of a receiver for all or a substantial part of its property; or (ii) a petition under any bankruptcy, insolvency or similar law, or for the appointment of a receiver with respect to all or a substantial part of the Company’s or any significant Subsidiary’s property, shall be filed against the Company or any significant Subsidiary and remain undismissed for at least 60 days;

(e)       a dissolution of the Company;

(f)       the sale of all or substantially all of the Company’s assets;

(g)       the Company shall default in the observance or performance of any of its obligations under this Note or the Subscription Agreement;

(h)       any material representation or warranty made by the Company in this Note or the Subscription Agreement proves to have been incorrect in any material respect when made; or

(i)       any event resulting in the Common Stock no longer being quoted on the Over The Counter Venture Market (“OTCQB”); failure to comply with the requirements for continued quotation on the OTCQB for a period of thirty (30) consecutive trading days; or notification from the OTCQB that the Debtor is not in compliance with the conditions for such continued quotation and such non-compliance continues for thirty (30) days following such notification;

then, and so long as such Event of Default is continuing for a period of three (3) calendar days in the case of non-payment under Section 5(a) and for a period of ten (10) calendar days in the case of events under other subsections of Section 5 (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company: (i) all amounts then unpaid under this Note, including accrued but unpaid interest, shall bear interest at the default rate of (a) fifteen percent (15%) per annum for the first ninety (90) days that an Event of Default is continuing and increasing to (b) eighteen percent (18%) per annum thereafter; and (ii) all obligations of the Company under this Note shall be immediately due and payable (except with respect to any Event of Default set forth in Section 5(a) hereof, in which case all obligations of the Company under this Note shall automatically become immediately due and payable without the necessity of any notice or other demand to the Company) without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and the Holder may exercise any other remedies the Holder may have at law or in equity.

6.       Affirmative Covenants of the Company. The Company hereby agrees that, so long as this Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will and will cause each of its subsidiaries to:

(a)       Books of Account. Keep its books of account in accordance with good accounting practices.

(b)       Insurance. Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

(c)       Preservation of Properties; Compliance with Law. Maintain and preserve all of its properties that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject.

(d)       Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

(e)       Reservation of Shares. At all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock and issuable upon conversion of this Note to provide for the issuance of all of the Shares. Prior to complete conversion of this Note, the Company shall not reduce the number of shares of Common Stock reserved for issuance hereunder without the written consent of the Holder except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of Common Stock equally.

(f)       Use of Proceeds. Use the proceeds of the Notes solely for general working capital purposes. At all times comply with the ranking requirement set forth in Section 3 hereof.

7.       Status of Holder. The Company may treat the Original Holder of this Note as the absolute owner of this Note for the purpose of making payments of principal or interest and for all other purposes and shall not be affected by any notice to the contrary unless this Note is transferred in accordance with the terms hereof.

8.       Securities Act Restrictions. This Note and the Common Stock issuable by the Company upon conversion hereof have not been registered for sale under the Securities Act of 1933, as amended (the “Act”), are deemed to be unregistered or restricted securities, and neither this Note, the Common Stock nor any interest in this Note or Common Stock may be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws.

9.       Expenses. The Company shall pay upon demand any and all reasonable expenses, incurred or paid by the Holder following the occurrence of an Event of Default in connection with collecting upon, or enforcing this Note, including, without limitation, the expenses and reasonable fees of legal counsel, court costs and the cost of appellate proceedings.

10.       No Waiver of Rights. The Holder may, without notice, extend the time of payment of this Note, postpone the enforcement hereof or grant any other indulgence without affecting or diminishing the Holder’s right of recourse against the Company, which right is hereby expressly reserved. The failure or delay by the Holder in exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Holder may not waive any of its rights except by an instrument in writing signed by the Holder.

11.        Transfer of Note. Subject to the provisions contained herein, this Note is intended to be a negotiable instrument and may be transferred to any person or entity by the (then) Holder hereof without the prior written consent of the Company or any other person or entity. In the event of any such transfer, upon due presentment for exchange of this Note, the Company will execute and deliver in exchange a new Note or Notes, mutatis mutandis, equal in aggregate principal amount to the then Outstanding Principal Amount. However, no such exchange shall be required to entitle a transferee to enjoy all of the rights and benefits of the Holder hereof. Each Note presented for exchange shall (if so required by the Company) be duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and duly executed by the Holder or its attorney duly authorized in writing.

12.       Notices. All notices or other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, or (iii) delivered by reputable overnight courier service with charges prepaid, or (iv) transmitted by hand delivery to the parties. Notices shall be sent to the Company at its principal place of business and to the Holder at the address set forth at the outset of this Note, or at such other address as the Holder may designate in a notice for that purpose.

13.       Payments Unconditional. All payments under this Note shall be made without defense, set-off or counterclaim, free and clear of and without deduction for any taxes of any nature now or hereafter imposed.

14.       Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

15.       Usury Laws. Notwithstanding any other provisions of this Note, interest under this Note shall not exceed the maximum rate permitted by law; and if any amount is paid under this Note as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment on account of the Outstanding Principal Amount. The Company will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that any interest rate under this Note violates present or future usury or other laws relating to the interest payable on any indebtedness hereunder and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits of any such laws.

16.       Headings. The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

17.       Assignment. This Note is binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. The Company shall not be permitted to assign its obligations hereunder without the prior written consent of the Holder.

18.       Entire Agreement. Each of the parties hereby covenants that this Note is intended to and does contain and embody herein all of the understandings and agreements, both written and oral, of the parties hereby with respect to the subject matter of this Note, and that there exists no oral agreement or understanding, express or implied liability, whereby the absolute, final and unconditional character and nature of this Note shall be in any way invalidated, empowered or affected.

19.       No Impairment. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Note against impairment.

20.       Laws of the State of New Jersey.

(a)       This Note shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of New Jersey, regardless of the place of domicile or residence of either party.

(b)       For purposes of any proceeding involving this Note or any of the obligations of the Company, the Company hereby submits to the non-exclusive jurisdiction of the courts of the State of New Jersey and of the United States having jurisdiction in the State of New Jersey, and agrees not to raise and waives any objection to or defense based upon the venue of any such court or based upon forum non conveniens. The Company agrees not to bring any action or other proceeding with respect to this Note or with respect to any of its obligations hereunder in any other court unless such courts of the State of New Jersey and of the United States determine that they do not have jurisdiction in the matter.

[Signature Page Follows]

[COMPANY SIGNATURE PAGE TO
10.0% CONVERTIBLE PROMISSORY NOTE]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date set forth above.

JERRICK MEDIA HOLDINGS, INC.

By:
Name:	Jeremy Frommer
Title:	Chief Executive Officer

EXHIBIT 1

STOCK ISSUANCE OPTION STATEMENT

Date:	_________________

To:	[Name of Holder of Note] (“Holder”)

Re:	10.0% Convertible Promissory Note (the “Note”) of JERRICK MEDIA HOLDINGS, INC. (the “Company”) No. MEEC-CN-2013-_____, in the face principal amount of U.S. $__________.

In lieu of paying interest on the above-referenced Note in coin or currency, the Company hereby elects to issue shares of Common Stock, for the Interest Payment Date indicated below. The Company hereby certifies to the Holder, its successors and assigns that the number of shares of Common Stock set forth below is calculated in accordance with the Note. Capitalized terms used in this Statement and not otherwise defined shall have the meaning ascribed thereto in the Note.

Interest Payment Date:	_________________

Amount of Interest Payable:	U.S. $____________

Interest Option Share Price	U.S. $____________

Interest Shares:	_________________

IN WITNESS WHEREOF, this Statement has been duly executed and delivered on the date first written above.

JERRICK MEDIA HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT 2

CONVERSION NOTICE

The undersigned irrevocably exercises the option to convert U.S $___________ principal amount of the 10.0% Convertible Promissory Note (the “Note”) of JERRICK MEDIA HOLDINGS, INC. (the “Company”) registered in the name of the undersigned into common stock, par value $.001 per share, of the Company in accordance with the terms of the Note and directs that the securities issuable upon conversion be issued and delivered to the undersigned.

Dated: ____________________
Print Name of Holder

Signature and title (if applicable)